Sub-Item 77C

                          AIM V.I. BASIC BALANCED FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Basic Balanced Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                                   Withheld/
Matters                                                          Votes For        Abstentions**
---------------------------------------------------------       -----------       -------------
(1)*   Bob R. Baker......................................       474,883,590          19,741,622
       Frank S. Bayley...................................       474,653,109          19,972,103
       James T. Bunch....................................       475,597,417          19,027,795
       Bruce L. Crockett.................................       474,900,579          19,724,633
       Albert R. Dowden..................................       474,749,929          19,875,283
       Jack M. Fields....................................       475,205,840          19,419,372
       Martin L. Flanagan................................       475,248,336          19,376,876
       Carl Frischling...................................       474,453,674          20,171,538
       Prema Mathai-Davis................................       473,569,192          21,056,020
       Lewis F. Pennock..................................       475,072,501          19,552,711
       Larry Soll, Ph.D. ................................       475,170,544          19,454,668
       Raymond Stickel, Jr. .............................       475,420,825          19,204,387
       Philip A. Taylor..................................       475,640,570          18,984,642

                                                                                                      Votes        Withheld/
                                                                                    Votes For        Against      Abstentions
                                                                                   -------------   ----------     -----------
(2)*   Approve an amendment to the Trust's Agreement and
       Declaration of Trust that would permit the Board of
       Trustees of the Trust to terminate the Trust, the Fund,
       and each other series portfolio of the Trust, or a
       share class without a shareholder vote...........................           438,131,484     35,586,925      20,906,803

----------

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                     Votes      Withheld/
Matter                                                                Votes For     Against    Abstentions
------------------------------------------------------------------   -----------   --------   ------------
 (3)   Approve a new sub-advisory agreement between Invesco
        Aim Advisors, Inc. and each of AIM Funds Management,
        Inc.; Invesco Asset Management Deutschland, GmbH;
        Invesco Asset Management Limited; Invesco Asset
        Management (Japan) Limited; Invesco Australia Limited;
        Invesco Global Asset Management (N.A.), Inc.; Invesco
        Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
        and Invesco Senior Secured Management, Inc. ..............    5,077,445     81,476       202,711

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.